UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2007

BEAZER HOMES USA, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-12822	54-2086934
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1000 Abernathy Road, Suite 1200
Atlanta Georgia 30328
(Address of Principal
Executive Offices)

(770) 829-3700
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On July 25, 2007, Beazer Homes USA, Inc. (the “Company”) entered into a $500 million (expandable up to $1 billion), four-year unsecured revolving credit (the “Credit Facility”) with Wachovia Bank National Association as Administrative Agent, Citicorp North America, Inc. as Syndication Agent, BNP Paribas, The Royal Bank of Scotland and Guaranty Bank as Documentation Agents, Regions Bank as Senior Managing Agent and JPMorgan Chase Bank, N.A. as Managing Agent, and the following other Lenders: City National Bank, PNC Bank, N.A. UBS Loan Finance, LLC and Comerica Bank. The Credit Facility will replace the Company’s existing revolving credit facility (referenced in Item 1.02), and will be used for general corporate purposes of the Company and its subsidiaries. All of the lenders named above, directly or through affiliates, have pre-existing relationships with the Company.

The principal amount of the loans under the Credit Facility may not exceed $500 million; provided, that at any time within four years of the closing date, the Company may request increases, subject to agent approval, in the aggregate commitments of the lenders, up to an amount not to exceed $1 billion. The Credit Facility includes a $25 million swing line commitment and has a $350 million sublimit for the issuance of standby letters of credit. Substantially all of the Company’s significant subsidiaries (as defined in the Credit Facility) are guarantors of the obligations under the Credit Facility. Each guarantor subsidiary is a 100% owned subsidiary of the Company.

The Credit Facility contains customary representations, warranties and covenants, including covenants limiting liens, guaranties, mergers and consolidations, substantial asset sales, investments and loans, sale and leasebacks and other fundamental changes. In addition, the Credit Facility contains covenants to the effect that (i) the Company will maintain a minimum consolidated tangible net worth (as defined in the Credit Facility) of $1 billion, increasing by 50% of net income in future periods, (ii) the Company shall maintain an interest coverage ratio (as defined in the Credit Facility) of not less than 1.1 to 1.0 for any fiscal quarter ending on or before September 30, 2009, 1.5 to 1.0 for the quarter ending December 31, 2009 and 1.75 to 1.0 thereafter, (iii) the Company will not permit the leverage ratio (as defined in the Credit Facility) to exceed 1.9 to 1.0 and (iv) the Company’s ratio of adjusted land value to the sum of consolidated tangible net worth plus 50% of consolidated subordinated debt (as those terms are defined in the Credit Facility) shall not exceed 1.25 to 1.0. At any time that the interest coverage ratio is less than 1.75 to 1.0 as permitted by the Credit Facility, the Company is required to maintain unrestricted cash not included in the borrowing base calculation plus borrowing base availability (as those terms are defined in the Credit Facility) of at least $120 million. The Company’s borrowings under the Credit Facility may also be limited based on the amount of borrowing base available.

In the event of a default by the Company under the Credit Facility, including cross-defaults relating to specified other debt of the Company or its consolidated subsidiaries equal to or exceeding $5 million, the lenders may terminate the commitments under the Credit Facility and declare the amounts outstanding, including all accrued interest and unpaid fees, payable immediately. In addition, the lenders may enforce any and all rights and remedies created under the Credit Facility or applicable law or equity, including set-off rights. For events of default relating to insolvency, bankruptcy or receivership, the commitments are automatically terminated and the amounts outstanding become payable immediately.

The Company has the option to elect two types of loans under the Credit Facility. If the Company elects the Alternative Base Rate Loan (“ABR” as defined in the Credit Facility), the Company’s rate per annum will be equal to the ABR in effect from time to time as interest accrues. If the Company elects to borrow U.S. dollars as a Eurodollar Loan, the Company’s rate per annum will be equal to the Eurodollar Rate for such interest period adjusted for the Applicable Eurodollar Margin (as defined in the Credit Facility). The applicable Eurodollar Margin varies, depending on the Company’s leverage ratio and the ratings of its senior unsecured long-term debt. During the term of the Credit Facility, the Company will pay a commitment fee to the Administrative Agent, for the account of the Lenders, equal to (a) 0.25% if the average daily unused portion of the aggregate commitment during the fiscal quarter ending on or immediately prior to such date of determination equals or exceeds 50% of the aggregate commitment, and (b) 0.20% if the average daily unused portion of the aggregate commitment during the fiscal quarter ending on or immediately prior to such date of determination is less than 50% of the aggregate commitment.

Loans made and other obligations incurred under the Credit Facility will mature on July 25, 2011. The Company also issued a press release on July 26, 2007 announcing its entering into the Credit Facility, a copy of which is also filed herewith as exhibit 99.1 and incorporated herein by this reference.

Item 1.02.    Termination of a Material Definitive Agreement

The Credit Facility replaced as of July 25, 2007 the existing Credit Agreement dated as of August 22, 2005 between the Company and the lenders parties thereto, JPMorgan Chase Bank, N.A. as Administrative Agent, BNP Paribas, Guaranty Bank and Wachovia Bank, National Association as Syndication Agents, The Royal Bank of Scotland plc as Documentation Agent, Citicorp North America, Inc., Sun Trust Bank and Washington Mutual Bank, FA as Managing Agents, Comerica Bank, PNC Bank, National Association and UBS Loan Finance LLC as Co-Agents and J.P. Morgan Securities Inc. as Lead Arranger and Sole Bookrunner. There were $91.0 million of letters of credit outstanding under the Credit Agreement that have been transferred to the Credit Facility. There were no other borrowings outstanding under this credit facility at the time of termination. The material relationships described in Item 1.01 are incorporated herein by reference.

Item 2.02.    Results of Operations and Financial Condition

On July 26, 2007, Beazer Homes USA, Inc. reported earnings and results of operations for the quarter ended June 30, 2007. A copy of the press release is attached hereto as exhibit 99.2. For additional information, please see the press release.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The disclosure contained in Item 1.01 is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d)  Exhibits

10.1
Credit Agreement dated as of July 25, 2007 among Beazer Homes USA, Inc., the Lenders Parties Thereto, Wachovia Bank, National Association, as Agent, BNP Paribas, The Royal Bank of Scotland and Guaranty Bank, as Documentation Agents and Regions Bank, as Senior Managing Agent and JPMorgan Chase Bank, N.A., as Managing Agent

99.1	Press Release announcing entering into Credit Facility dated July 26, 2007.

99.2	Press Release announcing financial results for the quarter ended June 30, 2007 dated July 26, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAZER HOMES USA, INC.

Date: July 26, 2007	By: /s/ Allan P. Merrill
Allan P. Merrill
Executive Vice President and Chief Financial Officer